Exhibit 5.1

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October 2, 2007

Ascent Solar Technologies, Inc.

8120 Shaffer Parkway

Littleton, CO  80127

Re:                             Ascent Solar Technologies, Inc.

Registration Statement on Form S-3, filed September 4, 2007

(File No. 333-145783), as amended

Ladies and Gentlemen:

We are acting as counsel to Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Company’s Registration Statement on Form S-3 (the “Registration Statement”).  The Registration Statement (File No. 333-145873) covers:

(a)  5,999,000 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), to be issued upon the exercise of outstanding Class B Warrants;

(b)  233,125 shares of Common Stock, 233,125 Class A Warrants, and 466,250 Class B Warrants to be issued upon exercise of the warrants issued by the Company to the representative of the underwriters of the Company’s initial public offering (the “Representative’s Warrants”);

(c)  833,125 shares of Common Stock to be issued upon the exercise of the Class A Warrants and Class B Warrants underlying the Representative’s Warrants;

(d)  the resale of 90,902 shares of Common Stock and 154,534 Class B Warrants issued to certain bridge lenders (the “Bridge Lenders”) named in the Registration Statement;

(e)  the resale of 154,534 shares of Common Stock issuable upon exercise of Class B Warrants issued to the Bridge Lenders;

(f)  the resale of 300,000 shares of Common Stock and 600,000 Class B Warrants issued or issuable upon exercise of the Representative’s Warrants;

(g)  the resale of 900,000 shares of Common Stock issued or issuable upon the exercise of the Class A Warrants and Class B Warrants underlying the Representative’s Warrants; and

Atlanta • Bethesda • Boston • Chicago • Fort Lauderdale • Jacksonville • Los Angeles Miami • New York • Northern Virginia • Orlando • Portland • San Francisco Tallahassee • Tampa • Washington, D.C. • West Palm Beach Beijing • Caracas* • Helsinki* • Mexico City • Tel Aviv* • Tokyo • *Representative Office

(h)  the resale of 40,000 shares of Common Stock to be issued upon exercise of options issued by the Company to a consultant.

The Class A Warrants and Class B Warrants (collectively, the “Warrants”) are exercisable pursuant to the terms of the Warrant Agreement between the Company and Computershare Trust Company, Inc., dated as of July 14, 2006, and as amended on September 13, 2006 (the “Warrant Agreement”).

In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Warrants, the Representative’s Warrants, the Warrant Agreement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.  In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the shares of Common Stock underlying the Warrants and the delivery of any Warrants underlying the Representative’s Warrants, there will not have occurred any change in law affecting the validity or enforceability of these securities.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

1.             The Common Stock and outstanding Warrants have been validly issued and fully paid and are non-assessable.

2.             When issued and sold by the Company against payment therefor pursuant to the terms of the Representative’s Warrants, the shares of Common Stock and Warrants underlying the Representative’s Warrants will be validly issued, fully paid and non-assessable.

3.             When issued and sold by the Company against payment therefor pursuant to the terms of the Warrants, the shares of Common Stock underlying the Warrants will be validly issued, fully paid and non-assessable.

We are expressing our opinion only as to matters of corporation law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related prospectus.

Very truly yours,

HOLLAND & KNIGHT LLP